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                                                                     Exhibit 4.2


                                  PURCHASE AGREEMENT


          PURCHASE AGREEMENT (this "Agreement"), dated as of December 16, 1997, by and among IGEN International, Inc., a Delaware corporation (the "Company"), and the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as a "Purchaser" and, collectively, as the "Purchasers".

     The Company wishes to sell and each Purchaser wishes to buy, subject to the terms and conditions set forth in this Agreement, shares (the "Preferred Shares") of the Company's Series B Convertible Preferred Stock (the "Preferred Stock"), in reliance on the exemption from securities registration afforded by the provisions of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

     The Preferred Shares are convertible pursuant to the terms of a Certificate of Designation relating to the Preferred Stock, the form of which is attached hereto as Exhibit A (the "Certificate"), into shares of the Company's Common Stock, $.001 par value (the "Common Stock"). The term (i) "Conversion Shares" shall mean, at any time, the shares of Common Stock that are issued or issuable upon conversion of the Preferred Shares, (ii) "Dividend Payment Shares" shall mean the shares of Common Stock issued by the Company in payment of dividends on the Preferred Shares in accordance with the terms of the Certificate and (iii) "Securities" shall mean the Preferred Shares, the Conversion Shares and the Dividend Payment Shares.

     The parties hereto agree as follows:

1.   PURCHASE AND SALE OF PREFERRED STOCK.

     1.1 Agreement to Purchase and Sell. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell at the Closing (as defined below), and each Purchaser agrees to purchase, the number of Preferred Shares set forth on the signature page hereof executed by such Purchaser, at a purchase price equal to one thousand dollars ($1,000) times the number of Preferred Shares purchased by such Purchaser (the "Purchase Price").

     1.2 Closing. Subject to the satisfaction of the conditions set forth herein, the closing of the purchase and sale of the Preferred Shares (the "Closing") will be deemed to occur when this Agreement, and the other Transaction Documents (as defined below), have been executed and delivered by the Company and each Purchaser, and full payment of the amount of the Purchase Price payable by each Purchaser has been made by such Purchaser by wire transfer of same day funds to an account designated by the Company against delivery by the Company of duly executed certificates representing the Preferred Shares purchased by such Purchaser hereunder. The date on which the Closing is deemed to occur is referred to herein as the "Closing Date".

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     1.3  Certain Definitions.  When used herein, (A) "business day" shall mean any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business and (B) an "affiliate" of a party shall mean any person or entity controlling, controlled by or under common control with that party.

2.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     Each Purchaser, solely with respect to it, hereby makes the following representations and warranties to the Company (which shall be true as of the date hereof and as of the Closing Date) and agrees with the Company that:

     2.1 Authorization; Enforceability. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to purchase the Preferred Shares and to execute and deliver this Agreement. Such Purchaser has taken all action necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and its obligations hereunder and thereunder, and, upon execution and delivery thereof by the Company, this Agreement and the other Transaction Documents to which it is a party constitute such Purchaser's valid and legally binding obligations, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

     2.2 Accredited Investor; Investment Intent. Such Purchaser is an accredited investor, as defined in Rule 501 of Regulation D under the Securities Act. Such Purchaser is acquiring the Preferred Shares solely for its own account for investment purposes as a principal and not with a view to the public resale or distribution of all or any part thereof; provided, however that in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

     2.3 Information. The Company has provided such Purchaser with certain written information regarding the Company and has granted to such Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of the purchase and sale of the Preferred Shares hereunder, and the Company and its business and prospects.

     2.4 Limitations on Disposition. Such Purchaser acknowledges that the Preferred Shares are "restricted securities" under the Securities Act and that under the Securities Act and applicable rules and regulations neither the Preferred Shares nor any interest therein may be offered for sale or resold absent registration under the Securities Act or unless pursuant to an exemption therefrom.

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     2.5  Legend.  Such Purchaser understands that the Preferred Shares shall bear at issuance the following legend:

          "The security represented by this certificate has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale. Such security is issued subject to the
          provisions of (i) a Purchase Agreement, dated December     , 1997, by
          and among IGEN International, Inc. (the "Company") and the purchasers named therein, and (ii) a Registration Rights Agreement, dated
          December     , 1997, by and among the Company and such purchasers."

          Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any Security is registered pursuant to an effective registration statement, (B) the holder thereof provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the cost of which shall be borne by such holder) to the effect that such Security can be sold publicly without registration under the Securities Act, (C) such Security can be sold pursuant to Rule 144 under the Securities Act ("Rule 144") and a registered broker dealer provides to the Company a customary broker's Rule 144 letter and such holder delivers to the Company a customary seller's representation letter, or (D) such Security is eligible for resale under Rule 144(k), such Security shall be issued without any legend or other restrictive language and, with respect to any Security upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder thereof upon request.

     2.6 Fees. Such Purchaser is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby makes the following representations and warranties to each Purchaser (which shall be true as of the date hereof and as of the Closing
Date) and agrees with such Purchaser that:

     3.1 Organization, Good Standing and Qualification. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the

                                         -3-


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Company and its subsidiaries taken as a whole.  The term "subsidiaries" means corporations in which the Company has an equity interest of greater than 50%.

     3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under (i) this Agreement, (ii) the Registration Rights Agreement and (iii) all other agreements, documents, certificates or other instruments delivered by the Company at the Closing (the instruments described in (i), (ii) and (iii) being collectively referred to herein as the "Transaction Documents"), to execute and perform its obligations under the Certificate, to issue and sell the Preferred Shares to such Purchaser in accordance with the terms of the Certificate, to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms thereof and to issue the Dividend Payment Shares in accordance with the terms of the Certificate. All corporate action on the part of the Company by its officers, directors and stockholders necessary for (A) the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents and (B) the authorization, execution and filing of, and performance by the Company of its obligations under the Certificate has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, or any governmental agency or organization or any other person or entity is required (pursuant to any rule of the National Association of Securities Dealers, Inc. or otherwise).

     3.3 Enforcement. The Transaction Documents and the Certificate constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

     3.4 Disclosure Documents; Material Agreements; Other Information. The Company has filed with the Commission: (i) the Company's Annual Report on Form 10-K for the year ended March 31, 1997, (ii) Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997, (iii) all Current Reports on Form 8-K required to be filed with the Commission since March 31, 1997 and (iv) the Company's definitive Proxy Statement for its 199[7] Annual Meeting of Stockholders (collectively, the "Disclosure Documents"). The Company is not aware of any event that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each Disclosure Document, as of the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and, as of the date of such filing, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements required to be filed as exhibits to the Disclosure Documents have been filed as required. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in breach of any agreement to which it is a party or by which it is bound where such breach is reasonably likely to have a material adverse effect on the consolidated

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business or financial condition of the Company and its subsidiaries taken as a whole. To the best of the Company's knowledge, except as set forth in the Disclosure Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, which are not required to be reflected in the Company's financial statements and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The financial statements of the Company included in the Disclosure Documents, as of their respective dates (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and (B) have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The written information provided to the Purchaser as described in paragraph 2.3 above does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein,in light of the circumstances under which they were made, not misleading and does not include any material, non-public information.

     3.5 Capitalization. The capitalization of the Company as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Shares) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Preferred Shares is set forth on Schedule 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on Schedule 3.5, or as contemplated herein, as of the date of this Agreement and as of the Closing, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries.

     3.6 Valid Issuance. The Preferred Shares are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company, (ii) based in part upon the representations of

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such Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all of the rights, preferences and privileges set forth in the Certificate. The Conversion Shares are duly authorized and reserved for issuance and, when issued upon conversion of the Preferred Shares in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company. The Dividend Payment Shares are duly authorized and, upon the issuance thereof in accordance with the terms of the Certificate, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company.

     3.7 No Conflict with Other Instruments. Except as set forth on Schedule 3.7, neither the Company nor any of its subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document as amended and in effect on and as of the date hereof or, to the best of the Company's knowledge, in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any Federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The execution, delivery and performance of the Transaction Documents, the execution and filing of the Certificate, and the consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the reservation for issuance and issuance of the Conversion Shares and the Dividend Payment Shares) will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company's securities.

     3.8  Financial Condition; Taxes; Litigation.

          3.8.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to consolidated business or financial condition of the Company or its subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents, there have been no material adverse changes to the Company's business, operations, properties, financial condition, prospects or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents.

          3.8.2 The Company has filed all tax returns required to be filed by it or obtained extensions of the due date for such returns and paid all taxes which are due, except for taxes

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which it reasonably disputes or which could not reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

          3.8.3 Except as set forth in Schedule 3.8.3, each of the Company and its subsidiaries is not the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental or regulatory entity which could reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

          3.8.4 Except as set forth in Schedule 3.8.4, there is no material claim, litigation or administrative proceeding or inquiry pending, or, to the best of the Company's knowledge, threatened, against the Company or any of its subsidiaries, or against any officer, director or employee of the Company or any such subsidiary in connection with such person's employment therewith. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries.

     3.9 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is eligible to register the Conversion Shares and the Dividend Payment Shares for resale on a registration statement on Form S-3 under the Securities Act.

     3.10 Acknowledgement of Dilution. The Company acknowledges that the issuance of (i) the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate and (ii) the Dividend Payment Shares in accordance with the terms of the Certificate may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation
(x) to issue Conversion Shares upon conversion of the Preferred Shares and (y) to issue Dividend Payment Shares in accordance with the terms of the Certificate is unconditional and absolute regardless of the effect of any such dilution.
The Board of Directors of the Company has reviewed the Transaction Documents, and has determined that the transactions contemplated thereby are in the best interests of the Company and its stockholders.

     3.11 Intellectual Property. The Company owns or possesses adequate rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property rights necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any such rights that, if determined adversely to the Company or any of its subsidiaries,

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would individually or in the aggregate have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

     3.12 Registration Rights; Rights of Participation.  Except as described on
Schedule 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Certificate, this Agreement or any other Transaction Document which has not been waived.

     3.13 Trading on Nasdaq. The Common Stock is authorized for quotation on the Nasdaq National Market system, and trading in the Common Stock on Nasdaq has not been suspended. The Company is (or will be at the Closing) in full compliance with the designation criteria of the Nasdaq National Market, and does not reasonably anticipate that the Common Stock will lose its designation as a Nasdaq National Market security, whether by reason of the transactions contemplated by this Agreement or the other Transaction Documents or otherwise. Stockholder approval for the issuance of the Preferred Shares is not required under NASD Rule 4460.

     3.14 Solicitation. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Preferred Shares or (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Preferred Shares under the Securities Act.

     3.15 Fees. Except as described on Schedule 3.15 hereto, the Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

     3.16 Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary, has
(i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     3.17 Other Issuances of Securities. The Company has not issued (and will not issue) any shares of Common Stock or shares of any series of preferred stock (other than the Preferred Shares) or other securities or instruments convertible into, exchangeable for or otherwise entitling


                                         -8-

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the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Preferred Shares, or the issuance of the Conversion Shares upon conversion thereof, for purposes of determining whether stockholder approval is required under the designation criteria of the Nasdaq National Market.

4.   COVENANTS OF THE COMPANY.

     4.1 Corporate Existence. The Company shall, so long as any Purchaser or any affiliate of such Purchaser beneficially owns any Securities, maintain its corporate existence in good standing and shall pay all taxes when due except for taxes which the Company reasonably disputes or which could not reasonably be expected to have a materially adverse change on the consolidated business or financial condition of the Company and its subsidiaries.

     4.2 Provision of Information. The Company shall provide each Purchaser with copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements and other materials sent to stockholders, in each such case promptly after filing thereof with the Commission, until the conversion or redemption of all of the Preferred Shares held by such Purchaser.

     4.3 Form D; Blue-Sky Qualification. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly upon filing. The Company shall, on or before the Closing, take such action as is necessary to qualify the Securities for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to such Purchaser.

     4.4 Reporting Status. As long as such Purchaser or any affiliate of such Purchaser beneficially owns any Securities, and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), (i) the Company shall timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and
(ii) the Company shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

     4.5 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares for general corporate purposes.

     4.6 Listing. The Company shall, as soon as practicable following the Closing, secure the designation and quotation of the Conversion Shares and Dividend Payment Shares on the Nasdaq National Market and shall use its best efforts to maintain the designation of the Common Stock on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange.

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     4.7  Reservation of Common Stock.  The Company shall at all times have authorized and reserved for issuance, free from any preemptive rights, solely for the purpose of effecting conversions of the Preferred Shares hereunder, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding (the "Reserved Amount"). As of the Closing Date, the Reserved Amount shall be equal to no less than 175% of the number of shares of Common Stock issuable upon conversion of all of the Preferred Shares purchased by the Purchasers at the Closing (assuming for such purpose that the Preferred Shares are convertible in full at such time). If at any time the Reserved Amount is less than 125% of the number of Conversion Shares issuable upon conversion of all of the Preferred Shares then outstanding, the Company shall take immediate action (including seeking stockholder authorization) to increase the Reserved Amount to no less than 175% of the number of Conversion Shares into which such outstanding Preferred Shares are then convertible. No Purchaser shall be issued, upon conversion of a Preferred Shares of Common Stock in an amount greater than the product of (A) the Reserved Amount in effect on the date on which notice of such conversion or exercise is delivered to the Company pursuant to the terms of the Certificate times (B) a fraction, the numerator of which is the number of Preferred Shares purchased by such Purchaser hereunder and the denominator of which is the number of Preferred Shares purchased by the Purchasers hereunder. The Company shall not reduce the number of shares reserved for issuance hereunder without the written consent of the holders of at least 66% of the then outstanding number of Preferred Shares.

     4.8 Use of Purchaser Name. The Company shall not use, directly or indirectly, any Purchaser's name in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Purchaser for the specific use contemplated; provided, however, that the Company may respond to inquiries regarding the identity of the Purchasers from securities analysts or the media.

     4.9 Company's Instructions to Transfer Agent. On or prior to the Closing, the Company shall execute and deliver irrevocable instructions to its transfer agent (the "Transfer Agent") (i) to issue certificates representing Conversion Shares upon conversion of Preferred Shares in accordance with the terms thereof and receipt of (x) a valid Conversion Notice (as defined in the Certificate) from a Purchaser, and (y) instructions from the Company pursuant to the Certificate regarding the number of Conversion Shares and Dividend Payment Shares (if any) to be issued in the name of such Purchaser or its nominee, (ii) to issue certificates representing the Dividend Payment Shares upon the issuance thereof in accordance with the Certificate and (iii) to deliver such certificates to such Purchaser no later than the close of business on the third
(3rd) business day following the related Conversion Date or the Dividend Payment Date (each as defined in the Certificate). The Company represents to and agrees with each Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Purchaser's right to convert the Preferred Shares held by such Purchaser or to receive Conversion Shares or Dividend Payment Shares in accordance with the terms of the Certificate. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Transfer Agent shall continue acting as transfer agent pursuant to

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

the terms hereof until such time that a successor transfer agent is appointed by the Company and agrees to be bound by the terms hereof.

5. CONDITIONS TO CLOSING.

     5.1 Conditions to Purchaser's Obligations at Closing. Each Purchaser's obligations at the Closing, including without limitation its obligation to purchase the Preferred Shares to be purchased by it hereunder, are conditioned upon the fulfillment of each of the following events:

          (a) the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date of as if made on such date;

          (b) the Company shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

          (c) the Company shall have delivered to such Purchaser a certificate, signed by an officer of the Company, certifying that the conditions specified in paragraphs (a) and (b) above have been fulfilled;

          (d) the Company shall have delivered to such Purchaser an opinion of counsel for the Company, dated as of the date of the Closing, in the form attached as Exhibit 5.1;

          (e) The Company shall have filed the Certificate with the Secretary of State of the State of Delaware and furnished such Purchaser with a file-stamped copy thereof;

          (f) the Company shall have executed and delivered the Registration Rights Agreement;

          (g) there shall have been no material adverse changes in the Company's consolidated business or financial condition since the date of the Company's most recent financial statements contained in the Disclosure Documents;

          (h) the Common Stock shall be designated for quotation and actively traded on the Nasdaq National Market; and

          (j) the Company shall have authorized and reserved for issuance upon conversion of the Preferred Shares 175% of the number of shares of Common Stock issuable upon conversion all of the Preferred Shares issuable at the Closing.

     5.2 Conditions to Company's Obligations at Closing. The Company's obligation at the Closing to issue and sell Preferred Shares to a Purchaser hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions. The obligation of the Company to issue and sell Preferred Shares to any Purchaser hereunder is distinct and separate from its obligation to issue and sell Preferred Shares to any other Purchaser hereunder and the failure by one or more Purchasers to fulfill the conditions set forth herein or to consummate the purchase of Preferred Shares hereunder will not relieve the Company of its obligations with respect to any other Purchaser.

          (a) the representations and warranties of the applicable Purchaser shall be true and correct in all material respects as of the Closing Date as if made on such date; and

          (b) the applicable Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Purchaser on or before the Closing.

6.   INDEMNIFICATION.

     The Company agrees to indemnify and hold harmless each Purchaser and its officers, directors, employees and agents, and each person who controls the Purchaser within the meaning of the Securities Act or the Exchange Act (each, a "Purchaser Indemnified Party") against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by the Company of any of its representations, warranties or covenants made herein; provided, that the Company shall not have any obligation to any Purchaser Indemnified Party with respect to any liability to the extent such liability arises from the gross negligence or willful misconduct on the part of such Purchaser Indemnified Party as determined by a court of competent jurisdiction.

     Each Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents, and each person who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a "Company Indemnified Party") (a Purchaser Indemnified Party and a Company Indemnified Party are each hereinafter referred to as an "Indemnified Party") against any losses, claims, damages, liabilities or expenses (including the fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by such Purchaser of any of its representations, warranties or covenants made herein; provided, that such Purchaser shall not have any obligation to any Company Indemnified Party with respect to any liability to the extent such liability arises from the gross negligence or willful misconduct on the part of such Company Indemnified Party as determined by a court of competent jurisdiction.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought hereunder, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the "Indemnifying Party"), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnifying Party, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest under applicable standards of professional conduct between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action will not relieve the Indemnifying Party of any of its obligations hereunder with respect to such action except to the extent such failure is prejudicial to the Indemnifying Party's ability to defend any such action.

     No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of pending or threatened action in respect of which an Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action. An Indemnifying Party will not be liable for any settlement of any action or claim effected without its written consent.

7.   MISCELLANEOUS.

          7.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

          7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Purchaser may assign its rights hereunder, in connection with any private sale or transfer of Preferred Shares, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.

          7.3 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of the Certificate, this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          7.4 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating the Certificate, this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party (other than those contained or described in this Agreement or the other Transaction Documents) in connection with entering into this Agreement, the other Transaction Documents or such transactions, (iii) it has not received from any such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any such party.

          7.5 Remedies. The remedies provided to a Purchaser in this Agreement shall be cumulative and in addition to all other remedies available to such Holder hereunder, at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Purchaser's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.

          7.6 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          7.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.9 Notices. Any notice, demand or request required or permitted to be given by the Company or a Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

          If to the Company:

          IGEN International, Inc.
          16020 Industrial Drive
          Gaithersburg, MD 20817
          Attn: Messrs. Samuel J. Wohlstadter
                        George V. Migausky
                        Dr. Richard J. Massey
          Fax:

          with a copy to:

          Wilmer, Cutler & Pickering
          2445 M Street, N.W.
          Washington, DC  20037
          Attn:  Stephen P. Doyle, Esq.
          Fax:  202-663-6363
and if to any Purchaser, to such address for such Purchaser as shall appear on the signature page hereof executed by such Purchaser, or as shall be designated by such Purchaser in writing to the Company.

          7.10 Expenses. Except as otherwise provided herein, each of the Company and the Purchasers shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

          7.11 Entire Agreement; Amendments. This Agreement and the other Transaction Documents (together with the Certificate) constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least 2/3 of the Preferred Shares then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

                     [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

IGEN INTERNATIONAL, INC.

By:   /s/ George Migausky
      -----------------------
      Name:  George Migausky
      Title: CFO


PURCHASER NAME:  The Robertson Stephens Black Bear Fund, L.P.


By:    /s/ Paul H. Stephens
      -----------------------
      Name:  Paul H. Stephens
      Title: General Partner


ADDRESS:
          c/o Robertson Stephens Funds
          555 California St., Ste. 2600
          San Francisco, CA 94104
          Attn:  Rick Barry
          Tel:  415-693-3320

          Fax:  415-248-4213


WITH COPIES OF NOTICES SENT TO:
          c/o Paine Webber
          1283 Avenue of Americas, 10th Floor
          New York, NY  10019
          Attn:  Jose Rosales- Prime Broker Dept.

          Tel:  212-713-3200

          Fax: 212-713-3217


NUMBER OF PREFERRED SHARES
TO BE PURCHASED:  2,560


/ /       Check here if Purchaser does not intend to be bound by the 4.9%
limitation contained in subparagraph II.G.2 of Certificate..

PURCHASER NAME:  The Robertson Stephens Black Bear Offshore Fund, L.P.


By:    /s/ Paul H. Stephens
      -----------------------
      Name:  Paul H. Stephens
      Title: General Partner


ADDRESS:
     c/o Robertson Stephens Funds
     555 California St., Ste. 2600
     San Francisco, CA 94104
     Attn:  Rick Barry
     Tel:  415-693-3320

     Fax:  415-248-4213


WITH COPIES OF NOTICES SENT TO:
     c/o Paine Webber
     1283 Avenue of Americas, 10th Floor
     New York, NY  10019
     Attn:  Jose Rosales- Prime Broker Dept.

     Tel:  212-713-3200

     Fax: 212-713-3217


NUMBER OF PREFERRED SHARES
TO BE PURCHASED:  615


/ /     Check here if Purchaser does not intend to be bound by the 4.9%
limitation contained in subparagraph II.G.2 of Certificate..

PURCHASER NAME:  The Robertson Stephens Black Bear Pacific Master Fund Unit
Trust


By:    /s/ Paul H. Stephens
      --------------------------
      Name:   Paul H. Stephens
      Title:  General Partner


ADDRESS:
     c/o Robertson Stephens Funds
     555 California St., Ste. 2600
     San Francisco, CA 94104
     Attn:  Rick Barry
     Tel:  415-693-3320

     Fax:  415-248-4213


WITH COPIES OF NOTICES SENT TO:
     c/o Paine Webber
     1283 Avenue of Americas, 10th Floor
     New York, NY  10019
     Attn:  Jose Rosales- Prime Broker Dept.

     Tel:  212-713-3200

     Fax: 212-713-3217


NUMBER OF PREFERRED SHARES
TO BE PURCHASED:  325


/ /     Check here if Purchaser does not intend to be bound by the 4.9%
limitation contained in subparagraph II.G.2 of Certificate..

 PURCHASER NAME:  Credit Suisse First Boston Corporation


By:    /s/ Thomas F.X. O'Mara
      -----------------------------
       Name:  Thomas F.X. O'Mara
       Title: Managing Director


ADDRESS:
     Michael [Illegible], Thomas F.X. O'Mara
     Credit Suisse First Boston Corp.
     11 Madison Avenue, 3rd Floor
     New York, NY  10010

     Tel:  212-325-3399

     Fax:  212-325-8077


WITH COPIES OF NOTICES SENT TO:
     Raymond J. Dorado, Esq.
     Credit Suisse First Boston Corp.
     11 Madison Avenue, 3rd Floor
     New York, NY  10010

     Tel:  212-325-7258

     Fax: 212-325-8102


NUMBER OF PREFERRED SHARES
TO BE PURCHASED:  2,000


/ /     Check here if Purchaser does not intend to be bound by the 4.9%
limitation contained in subparagraph II.G.2 of Certificate..

PURCHASER NAME:   Permal Noscal, Ltd.


By:    /s/ Sanford J. Colen
      -----------------------
      Name:  Sanford J. Colen
      Title: Manager & Principal Apex Capital, LLC


ADDRESS:
     Apex Capital, LLC
     Pine Grove & Orinda Way, Suite 240-B
     Orinda, CA  94563


     Tel:  510-253-1800

     Fax:  510-253-1809


WITH COPIES OF NOTICES SENT TO:


     Tel:

     Fax:


NUMBER OF PREFERRED SHARES
TO BE PURCHASED:  3,000,000


/ /     Check here if Purchaser does not intend to be bound by the 4.9%
limitation contained in subparagraph II.G.2 of Certificate..

PURCHASER NAME:   Zaxis Partners, L.P.


By:  /s/ Sanford J. Colen
     -----------------------
     Name:  Sanford J. Colen
     Title: Manager & Principal Apex Capital, LLC-General Partner


ADDRESS:
     Apex Capital, LLC
     Pine Grove & Orinda Way, Suite 240-B
     Orinda, CA  94563


     Tel:  510-253-1800

     Fax:  510-253-1809


WITH COPIES OF NOTICES SENT TO:


     Tel:

     Fax:


NUMBER OF PREFERRED SHARES
TO BE PURCHASED:  375,000


/ /     Check here if Purchaser does not intend to be bound by the 4.9%
limitation contained in subparagraph II.G.2 of Certificate..

PURCHASER NAME:   Sidney Kimmel


By:    /s/ Sanford J. Colen
      -----------------------
      Name:  Sanford J. Colen
      Title: Manager & Principal Apex Capital, LLC


ADDRESS:
     Apex Capital, LLC
     Pine Grove & Orinda Way, Suite 240-B
     Orinda, CA  94563


     Tel:  510-253-1800

     Fax:  510-253-1809


WITH COPIES OF NOTICES SENT TO:


     Tel:

     Fax:


NUMBER OF PREFERRED SHARES
TO BE PURCHASED:  245,000


/ /     Check here if Purchaser does not intend to be bound by the 4.9%
limitation contained in subparagraph II.G.2 of Certificate..

PURCHASER NAME:   Pollat, Evans & Co. Inc.


By:    /s/ Sanford J. Colen
       ------------------------
       Name:  Sanford J. Colen
       Title: Manager & Principal Apex Capital, LLC


ADDRESS:
     Apex Capital, LLC
     Pine Grove & Orinda Way, Suite 240-B
     Orinda, CA  94563


     Tel:  510-253-1800

     Fax:  510-253-1809


WITH COPIES OF NOTICES SENT TO:


     Tel:

     Fax:


NUMBER OF PREFERRED SHARES
TO BE PURCHASED:  85,000


/ /     Check here if Purchaser does not intend to be bound by the 4.9%
limitation contained in subparagraph II.G.2 of Certificate..

PURCHASER NAME:   Quadra Appreciation Fund, Inc.


By:    /s/ Sanford J. Colen
      -----------------------
      Name:  Sanford J. Colen
      Title: Manager & Principal Apex Capital, LLC


ADDRESS:
     Apex Capital, LLC
     Pine Grove & Orinda Way, Suite 240-B
     Orinda, CA  94563


     Tel:  510-253-1800

     Fax:  510-253-1809


WITH COPIES OF NOTICES SENT TO:


     Tel:

     Fax:


NUMBER OF PREFERRED SHARES
TO BE PURCHASED:  35,000


/ /     Check here if Purchaser does not intend to be bound by the 4.9%
limitation contained in subparagraph II.G.2 of Certificate..

PURCHASER NAME:     Peter W. Branagh and Ramona Y. Branagh Trustee for the Peter
                    W. Branagh and Ramona Y. Branagh Revocable Trust, dated
                    March 8, 1993


By:     /s/ Sanford J. Colen
        -----------------------
        Name:   Sanford J. Colen
        Title:  Manager and Principal
                Apex Capital, LLC


ADDRESS:

     Apex Capital, LLP
     Pine Grove & Orinda Way
     Suite 240-B
     Orinda, CA  94563

     Tel: 510-253-1800
     Fax: 510-253-1809


WITH COPIES OF NOTICES SENT TO:







NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    10,000

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  KA Investments LDC


By:     /s/ [Authorized Investment Advisor]       By:  /s/ Kelly Ireland
        -----------------------------------            --------------------
        Name:  [Illegible]                             Name:  Kelly Ireland
        Title:                                         Title:


ADDRESS:

     KA Investments LDC
     Butterfield House, Fort Street
     P.O. Box 705
     Georgetown, Grand Cayman
     Cayman Islands, B.W.I.

     Tel: 345-969-7055
     Fax: 345-969-7006


WITH COPIES OF NOTICES SENT TO:







NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    2,000

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  Gleneagles


By:  The Palladin Group, L.P.
        Title:  Investment Advisor

     By:  /s/ Brian A. Swain
          ----------------------
           Name:  Brian A. Swain
           Title: Managing Director


ADDRESS:

     40 West 57th Street, 15th Floor
     New York, NY  10019

     Tel: 212-698-0570
     Fax: 212-698-0599


WITH COPIES OF NOTICES SENT TO:







NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    125

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  Colonial Penn


By:  The Palladin Group, L.P.
     Title:  Investment Advisor

     By:  /s/ Brian A. Swain
          ----------------------
          Name:   Brian A. Swain
          Title:  Managing Director


ADDRESS:

     40 West 57th Street, 15th Floor
     New York, NY  10019

     Tel: 212-698-0570
     Fax: 212-698-0599


WITH COPIES OF NOTICES SENT TO:







NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    125

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  Putnam Health Sciences Trust


By:     /s/ John Verani
        ----------------------
        Name:  John Verani
        Title:  Vice President


ADDRESS:

     One Post Office Square
     Boston, Massachusetts  02109

     Tel: 1-800-225-2465
     Fax: (617) 760-8349


WITH COPIES OF NOTICES SENT TO:

     David Carlson
     One Post Office Square
     Boston, MA  02109

     Tel:  1-800-225-2465
     Fax:  (617) 292-1784

NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    4000

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  Porter Partners, L.P.


By:     /s/ Jeff Porter
        ----------------------
        Name:  Jeff Porter
        Title:  General Partner



ADDRESS:

     100 Shoreline Hwy., Suite 211B
     Mill Valley, CA  94941

     Tel: (415) 332-4466
     Fax: (415) 332-8223


WITH COPIES OF NOTICES SENT TO:








NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    1,250

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  EDJ Limited


By:     /s/ Jeff Porter
        ----------------------
        Name:  Jeff Porter
        Title: Investment Advisor


ADDRESS:

     Deltec Panamerica Trust Co.
     Deltec House, Lyford Cay
     P.O. Box N-3229
     Nassau
     The Bahamas

     Tel: (242) 362-4549
     Fax: (242) 362-4623


WITH COPIES OF NOTICES SENT TO:

     Jeff Porter
     Porter Capital Management Co.
     100 Shoreline Hwy., Suite 211B
     Mill Valley, CA  94941

     Tel:  (415) 332-4466
     Fax:  (415) 332-8223

NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    250

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  White Rock Capital Offshore, Ltd.


By:     /s/ Timothy U. Barton
        ----------------------
        Name:  Timothy U. Barton
        Title:


ADDRESS:

     3131 Turtle Creek Blvd.
     Suite 800
     Dallas, TX  75219

     Tel: 214-526-1465
     Fax: 214-526-0856


WITH COPIES OF NOTICES SENT TO:

     Moore Stephens International (BVI) Limited
     Main Street, Abbott Building
     P.O. Box 3186
     Road Town, Tortle
     British Virgin Islands

     Tel:  284-494-3503
     Fax:  284-494-3592

NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    600

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  Quantum Partners LDC


By:     /s/ Timothy U. Barton
        ----------------------
        Name:  Timothy U. Barton
        Title:


ADDRESS:

     3131 Turtle Creek Blvd.
     Suite 800
     Dallas, TX  75219

     Tel: 214-526-1465
     Fax: 214-526-0856


WITH COPIES OF NOTICES SENT TO:

     Soros Fund Management LLC
     Attn:  Mike Tufano
     888 Seventh Avenue
     New York, NY  10106

     Tel:  212-397-5571
     Fax:  212-399-0569

NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    2,500

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  Collins Capital Diversified Fund, L.P.


By:     /s/ Timothy U. Barton
        ----------------------
        Name:  Timothy U. Barton
        Title:


ADDRESS:

     c/o White Rock Capital
     3131 Turtle Creek Blvd.
     Suite 800
     Dallas, TX  75219

     Tel: 214-526-1465
     Fax: 214-526-0856


WITH COPIES OF NOTICES SENT TO:






NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    400

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  White Rock Capital Partners, L.P.

By:  /s/ White Rock Capital Management, L.P.
     ---------------------------------------
      Name:  White Rock Capital Management

     By:  /s/ White Rock Capital, Inc.
          -----------------------------
           Name:  White Rock Capital, Inc.

          By:     /s/ Timothy U. Barton
                  ----------------------
                  Name:  Timothy U. Barton
                  Title:  President


ADDRESS:

     3131 Turtle Creek Blvd.
     Suite 800
     Dallas, TX  75219

     Tel: 214-526-1465
     Fax: 214-526-0856


WITH COPIES OF NOTICES SENT TO:






NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    1,000

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  Prism Partners I


By:     /s/ Jerald M. Weintraub
        -------------------------
        Name:  Jerald M. Weintraub
        Title:  Managing General Partner of Prism Partners I


ADDRESS:

     909 Montgomery Street
     Suite 400
     San Francisco, CA  94133

     Tel: 415-705-8787
     Fax: 415-705-8736


WITH COPIES OF NOTICES SENT TO:






NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    1,500

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  GPZ Trading


By:     /s/ John S. Stafford III
        ---------------------------
        Name:  John S. Stafford III
        Title:  Member


ADDRESS:

     230 S. LaSalle Street
     Suite 688
     Chicago, IL 60604-1408

     Tel: 312-294-2721
     Fax: 312-294-4450


WITH COPIES OF NOTICES SENT TO:







NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    500

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  Triton Capital Investments

By:  Inter Caribbean Services Limited

     By:     /s/ [Authorized Officer]
             ------------------------
             Name:  [Illegible]
             Title:  Secretary


ADDRESS:

     1999 Avenue of the Stars
     Suite 1950
     Los Angeles, CA  90067

     Tel: 310-201-2614
     Fax: 310-201-2759


WITH COPIES OF NOTICES SENT TO:







NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    750

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

PURCHASER NAME:  JMG Capital Partners, L.P.


By:     /s/ Jonathan Glaser
        ----------------------
        Name:  Jonathan Glaser
        Title:  General Partner


ADDRESS:

     1999 Avenue of the Stars
     Suite 1950
     Los Angeles, CA  90067

     Tel: 310-201-2619
     Fax: 310-201-2759


WITH COPIES OF NOTICES SENT TO:







NUMBER OF PREFERRED SHARES
TO BE PURCHASED:    750

/ / Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

                                     -17-